Exhibit 99.2

TransCode Therapeutics Announces Closing of $1.2 Million Registered Direct Offering of Common Stock Priced At-The-Market under Nasdaq Rules

BOSTON, December 4, 2023 (GLOBE NEWSWIRE) -- TransCode Therapeutics, Inc. (Nasdaq: RNAZ) (the “Company”), an RNA oncology company committed to more effectively treating cancer using RNA therapeutics, today announced that it has closed its previously announced registered direct offering for the purchase and sale of 5,000,000 shares of common stock at a purchase price of $0.242 per share of common stock priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering were $1.2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering, together with its existing funds, for one or more clinical trials with TTX-MC138, its lead therapeutic candidate, including related investigational new drug enabling studies, and for working capital and other general corporate purposes.

The shares of common stock described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-268764) previously filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2022, and declared effective by the SEC on December 16, 2022. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering was filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TransCode Therapeutics

TransCode is an RNA oncology company created on the belief that cancer can be more effectively treated using RNA therapeutics. The Company has created a platform of drug candidates designed to target a variety of tumor types with the objective of significantly improving patient outcomes. The Company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic cancer, which is believed to cause approximately 90% of all cancer deaths totaling over nine million per year worldwide. The Company believes that TTX-MC138 has the potential to dramatically improve clinical outcomes in a range of cancers, including breast, pancreatic, ovarian and colon, glioblastomas and others. Another of the Company’s drug candidates, TTX-siPDL1, focuses on treating tumors by targeting PD-L1. TransCode also has three cancer-agnostic programs: TTX-RIGA, an RNA–based agonist of the retinoic acid-inducible gene I designed to drive an immune response in the tumor microenvironment; TTX-CRISPR, a CRISPR/Cas9–based therapy platform for the repair or elimination of cancer-causing genes inside tumor cells; and TTX-mRNA, an mRNA-based platform for the development of cancer vaccines designed to activate cytotoxic immune responses against tumor cells.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including expectations regarding the use of proceeds from the offering and various other factors. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the final prospectus related to the offering described herein, and the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

For more information, please contact:

Alan Freidman, VP Investor Relations

Alan.freidman@transcodetherapeutics.com

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